Exhibit 10.1

EQUITY TRANSFER AGREEMENT

This EQUITY TRANSFER AGREEMENT (this “Agreement”) is entered into as of March 31, 2026, by and among:

1.	Melo Inc., a company incorporated under the laws of Delaware US, and an indirectly wholly-owned subsidiary of Ucommune International Ltd (the “Transferor”); and

2.	Transferee A;

3.	Transferee B; and

4.	Transferee C (together with Transferee A and Transferee B, the “Transferees”).

(The Transferor and the Transferees are collectively referred to as the “Parties” and each individually as a “Party”.)

RECITALS

WHEREAS, the Transferor is the legal and beneficial owner of 100% of the equity interest in Melo Hongkong Limited, a company incorporated in Hong Kong (“Melo Hongkong”);

WHEREAS, in recognition of the significant contributions made by the Transferees to Ucommune International Ltd over the past decade, the Transferor desires to transfer its entire equity interest in Melo Hongkong to the Transferees, and the Transferees desire to acquire such interest, subject to the terms and conditions set forth herein (the “Transaction”);

NOW, THEREFORE, the Parties hereby agree as follows:

1. EQUITY TRANSFER

1.1 Transfer of Interest: Subject to the terms of this Agreement, the Transferor hereby agrees to transfer, and the Transferees hereby agree to receive, 100% of the equity interest in Melo Hongkong, divided as follows:

●	To Transferee A: 57% equity interest.

●	To Transferee B: 21% equity interest.

●	To Transferee C: 22% equity interest.

1.2 Rights and Obligations: Upon completion of the Transaction, the Transferees shall be entitled to all rights and assume all obligations associated with their respective portions of the transferred equity interest.

2. CONSIDERATION

2.1 Consideration: The aggregate consideration for the transfer of the 100% equity interest in Melo Hongkong shall be US$1.00 (the “Consideration”).

2.2 Payment: The Transferees shall pay the Consideration to the Transferor in a manner mutually agreed upon by the Parties on or before the completion of the Transaction.

3. REPRESENTATIONS AND WARRANTIES

3.1 Transferor’s Representations: The Transferor represents and warrants that it is the sole legal and beneficial owner of the equity interest and has the full power and authority to enter into this Agreement and complete the Transaction.

3.2 Transferees’ Representations: Each Transferee represents and warrants that he has the legal capacity to enter into this Agreement and perform the obligations hereunder.

4. GOVERNING LAW AND DISPUTE RESOLUTION

4.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

4.2 Dispute Resolution: Any dispute arising out of or in connection with this Agreement shall be resolved by friendly consultation. If consultation fails, the Parties agree to submit the dispute to arbitration at the International Chamber of Commerce - Hong Kong (ICC-HK). The arbitration shall be governed by the laws of Hong Kong.

5. MISCELLANEOUS

5.1 Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one instrument.

5.2 Effectiveness: This Agreement shall become effective upon the date of execution by all Parties.

[Signature Page Follows]

TRANSFEROR:

Melo Inc.

By:

Name:

Title:	Director

TRANSFEREES:

By:

Transferee A

By:

Transferee B

By:

Transferee C

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